Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report on Form 10-Q for the quarter ended on September 30, 2022 of the Federal Home Loan Bank of Atlanta (the “Registrant” , as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kirk R. Malmberg, as President and Chief Executive Officer of the Bank, and Haig H. Kazazian III, as Executive Vice President and Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	November 4, 2022	/s/ Kirk R. Malmberg
Kirk R. Malmberg
President and Chief Executive Officer

Date:	November 4, 2022	/s/ Haig H. Kazazian III
Haig H. Kazazian III
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.